Exhibit 10.1

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS.  ASTERISKS DENOTE OMISSIONS.

STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement (“Agreement”) is made and entered into as of the 12th day of November, 2013 (the “Effective Date”), by and between Primo Water Corporation (“Primo”), a Delaware corporation having an office and principal place of business in Winston-Salem, North Carolina, and DS Waters of America, Inc., a Delaware corporation having an office and principal place of business in Atlanta, Georgia (“DSW”).

Recitals

WHEREAS, Primo is in the business of procuring, selling and distributing bottled water, and related products and services, to customers throughout the United States and Canada, including 3 and 5 gallon pre-packaged bottle water exchange services (the “Primo Business”);

WHEREAS, DSW is in the business of producing, selling and distributing bottled water and related products and services, procuring, selling and distributing coffee, tea and related products and services, providing water filtration and related products and services, and leasing coolers, brewers, dispensers and other equipment for use with such products, to homes, offices and retail businesses (the “DSW Business”); and

WHEREAS, Primo desires that DSW assist, and DSW desires to assist, Primo in the Business by acting as Primo’s primary bottler and distributor of the Products and provider of the Services within the Territory during the Term in accordance with the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Definitions.  As used herein, the following terms shall have the respective meanings indicated below.  All other terms defined herein but not listed below shall have the meanings given such terms elsewhere in this Agreement.

“Affiliate” shall mean, when used with respect to a person, any other person now or, as to future acts or occurrences, hereafter directly or indirectly controlling or controlled by or under direct or indirect common control with such person.

“best efforts” means a party’s reasonable commercial efforts.

“Bottle” means Primo Bottles and DSW Bottles that conform to the Specifications.

“Bottler” shall mean any third-party bottler selected by DSW from which DSW obtains Product to be distributed under this Agreement.

“Business” means Primo’s retail customer three (3) and five (5) gallon bottled water exchange business.

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“Cap Labels” shall mean those labels displaying information relating to the Products as required by Applicable Laws intended to be affixed to caps provided by DSW for the Products.

“Customers” shall mean DSW Customers, Primo Customers, New Customers and, as set forth in Section 4(c), Continuing DSW Customers.

“Distribution Manual” shall mean a written manual that includes terms, conditions, requirements and procedures relating to DSW’s performance obligations under this Agreement, including without limitation operations, Product quality matters (including an internal certification and inspection process and the delivery of quality reports), service levels and a “scorecard” to measure service performance, which service levels the parties agree shall be at levels necessary to satisfy reasonable Customer requirements.  The parties will use their best efforts to finalize and agree upon the Distribution Manual no later than the Targeted Commencement Date.  The Distribution Manual may be amended thereafter only by the mutual written agreement of the parties.  If the parties are unable to finalize and agree upon the Distribution Manual by the Targeted Commencement Date, the parties shall undertake the informal dispute resolution procedures set forth in Section 24(a).

“Distributor” shall mean any third-party distributor with which DSW subcontracts to provide Products and Services to Customers under this Agreement, which may include, without limitation, Existing Distributors.

“DSW Bottle” means a three (3) and five (5) gallon container that is constructed of plastic or any other material approved by Primo and bears DSW’s trademarks (subject to subsection 1 of Schedule I).

“DSW Customer(s)” shall mean those retailer customers of DSW’s 3 and/or 5 gallon bottled water exchange business listed on Schedule B.  For the avoidance of doubt, “DSW Customers” shall include any and all locations, including without limitation future locations, of any retailer customer of DSW’s 3 and/or 5 gallon bottled water exchange business listed on Schedule B.

“DSW Intellectual Property” shall mean DSW Patents, DSW customers lists, any and all trademarks of DSW displayed on any Product, and any and all other intellectual property of DS Waters associated with Products or Services including, but not limited to, DS Waters’ Crystal Fresh Formulation included in the Specifications.

“DSW Display and Return Equipment and Materials” shall mean any and all Product display and return equipment and materials owned by DSW and located on-site at DSW Customer locations, including, without limitation, display racks, return bins and other retailer displays, an inventory of which will be developed by the parties pursuant to the Transition Plan.

“DSW Patents” shall mean those patents with Patent Nos. 8,360,272 and 8,113,382 owned by DSW and any and all continuations, divisions, reissues, and reexaminations of any thereof, and any other patents or patent applications owned by DSW and associated with DSW Display and Return Equipment and Materials.

“DSW Production and Delivery Equipment and Materials” shall mean any and all production and/or delivery equipment and materials provided by or on behalf of DSW in connection with this Agreement, including, without limitation, caps, Cap Labels, minerals, trucks, transport racks, back-stock inventory storage racks, computer and communications equipment, and any other equipment and materials necessary to produce and deliver Products and to perform the Services in accordance with this Agreement.

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“DSW Representatives” shall mean any and all employees, agents, representatives, Bottlers, Distributors, Affiliates or subcontractors of DSW.

“DSW Water” shall mean purified drinking water formulated according to the Specifications.

“Existing Distributor” shall mean any third-party distributor that DSW uses to provide bottled water exchange distribution services for DSW Customers as of Effective Date, as listed on Schedule A, provided, however, the parties understand and agree that upon the execution of this Agreement, the names of the Existing Distributors shall be redacted from Schedule A but shall be revealed by DSW to Primo promptly following execution of this Agreement.

“FDA” shall mean the U.S. Food and Drug Administration, or any successor entity.

“GMP” shall mean Good Manufacturing Practices promulgated by the FDA and set forth in Title 21 Subchapter B - Food for Human Consumption Parts 110, 129 and 165.

“HACCP” shall mean Hazard Analysis and Critical Control Points promulgated by the FDA and set forth in Title 21 Subchapter B - Food for Human Consumption Part 120.

“IBWA” shall mean the International Bottled Water Association.

“New Customers” shall mean all retailer customers of the Business that are not DSW Customers, Primo Customers or Continuing DSW Customers.

“Primo Bottle” means a three (3) or five (5) gallon container that is constructed of plastic or any other material approved by Primo and bears Primo’s trademarks.

“Primo Customers” shall mean those retailer customers of the Business listed on Schedule B.  For the avoidance of doubt, “Primo Customers” shall include any and all locations, including without limitation future locations, of any retailer customer of the Business listed on Schedule B.

“Primo Display and Return Equipment and Materials” shall mean any and all Product display and return equipment and materials provided by or on behalf of Primo in connection with this Agreement, including, without limitation, retailer displays and display racks, and return bins located at Customers, an initial inventory of which will be developed by the parties pursuant to the Transition Plan (the parties acknowledge and agree that such initial inventory will change over time as Primo provides additional Primo Display and Return Equipment and Materials hereunder).

“Primo Intellectual Property” shall mean Primo customer lists, the PRIMO trade name, Primo copyrights, Primo patents, Primo trademarks and service marks (including those trademarks with Trademark Registration Numbers 4071634, 3166619 and 3966107 owned by Primo), and any and all intellectual property of Primo included in or associated with any Products, Services, displays, return apparatus, decals and/or marketing or advertising materials provided by Primo to DSW in connection with this Agreement.

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“Primo Water” shall mean purified drinking water formulated according to the Primo’s trade secret formula.

“Product(s)” shall mean Primo Water or DSW Water packaged in a Bottle in accordance with the Specifications which is sold using Primo’s or DSW’s brand names.

“Reconciliation Balance” shall mean, for each Customer, (A) the difference between (i) the number of Bottles of Product delivered by or on behalf of DSW to such Customer for any given period, and (ii) the number of Bottles of Product for which Primo receives full payment from such Customer for such period, times (B) the payment rate per Bottle for such Customer as set forth on Schedule E.

 “Service(s)” shall mean Product exchange and supply service provided to Customers, comprised of exchanging filled Bottles (including DSW Bottles and/or Bottles branded with DSW trademarks for certain DSW Customers) for empty Bottles (whether Primo Bottles or not), and delivering Products without corresponding exchanges of empty Bottles, in each case in accordance with the terms and conditions of this Agreement.

“Specifications” shall mean the specifications attached as Schedule G.  The Specifications may be changed from time to time upon the mutual written agreement of the parties.

“Territory” shall mean the United States of America.

“Term” shall mean collectively the Initial Term and any Renewal Term(s) (as those terms are defined in Section 3).

2.	Appointment

(a)               Subject to and limited by the provisions of Section 2(b), Primo hereby appoints DSW, and DSW accepts such appointment, as Primo’s primary bottler and distributor for the Product and provider of the Service within the Territory, and for no other purpose whatsoever, for the Term of this Agreement and pursuant and subject to all the terms, provisions and conditions set forth herein, and in the Schedules hereto, the Distribution Manual and the Transition Plan (all as amended by the mutual written agreement of the parties from time to time and all of which, as amended, are incorporated herein by reference).  DSW acknowledges that it has paid no fee or other consideration for this appointment, that the only consideration therefor consists of the mutual promises and covenants contained herein, and that it has no franchise rights hereunder.  It is understood and agreed that Primo reserves the right to discontinue offering any Product or Service for sale at any time upon notice to DSW without incurring any liability to DSW; provided, however, that if Primo discontinues offering, on a substantially complete basis, the Product and the Service in the Territory, DSW may, upon forty-five (45) days written notice if Primo fails to resume offering the Product and Service in the Territory during such notice period, terminate this Agreement.  DSW acknowledges and agrees that it is not relying on any information, projections, forecasts, pro formas or other information provided by Primo or its Affiliates.  Any investment by DSW in any property, plant, equipment or labor in anticipation of, or in connection with, this Agreement is DSW’s sole decision and made at DSW’s sole risk.

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(b)               Phase-In of Services.

(i)            Subject to the other provisions of this Section 2, the parties intend for DSW to begin providing Services under this Agreement commencing on January 1, 2014 (the “Targeted Commencement Date”), or as soon thereafter as commercially practicable; provided that DSW may begin providing the Services at an earlier time pursuant to Section 2(b)(iii).  DSW understands and acknowledges that Primo currently has contracts with multiple distributors and regional operators as listed on Schedule C (collectively, “Regional Operators”), which contracts provide the Regional Operators with distribution and other rights with respect to the Products and Services within various geographic areas (collectively, the “Regional Operator Territories”) within the Territory (collectively, the “Regional Operator Rights”).  Primo represents and warrants that it has listed all of its Regional Operators, the dates of the expiration of the contracts reflecting their respective Regional Operator Rights and their aggregate trailing twelve (12) month annual volume of Products in connection with the Business (through October, 2013) on Schedule C, and that such schedule is accurate and complete in all material respects (provided, however, the parties understand and agree that upon the execution of this Agreement, the names of the Regional Operators shall be redacted from Schedule C but shall be revealed by Primo to DSW promptly following execution of this Agreement).  Nothing in this Agreement shall be deemed to violate any of the Regional Operator Rights, and, subject to Section 2(b)(v), Primo and the Regional Operators may continue to perform their respective obligations under their existing contracts, and the Regional Operators may continue to exercise their Regional Operator Rights, without Primo’s being deemed in violation of this Agreement as a result thereof.

(ii)          Nothing in this Agreement shall be deemed to impose any obligation on Primo to breach any agreement with any Regional Operator or make any payment to any Regional Operator in order to induce the early termination of any Regional Operator Rights, including pursuant to any buy-out or similar provision in any existing agreement between Primo and any Regional Operator.

(iii)        As soon as practicable after receiving notice thereof, taking into account DSW’s business and operations, but in any event no later than seven (7) days after DSW receives written notice from Primo of the expiration or termination of Regional Operator Rights, or as otherwise requested by Primo in accordance with the notice provisions of this Agreement, with regard to any Regional Operator Territory, whether before or after the Targeted Commencement Date, DSW shall begin providing Services hereunder within such Regional Operator Territory and each party agrees that it shall use its best efforts (and Primo shall use best efforts to cause such Regional Operator to provide transition services necessary) to ensure that transitions from Regional Operators to DSW with respect to any Regional Operator Territories will be managed and timed in a manner that will minimize the risk of any stock-outs or interruption to, slowdown in or other disruption of service to any Customer; provided, that at the time of DSW’s receipt of such notice, Primo has provided sufficient Bottles to each DSW production location and fulfilled any other obligations pursuant to Section 6 hereof as may be necessary for DSW to provide the Products and Service within the applicable Regional Operator Territory.  Notwithstanding the foregoing, (a) Primo will use its best efforts to provide DSW with notice of the expiration or termination of Regional Operator Rights as far in advance of the effective date of such expiration or termination as practicable and (b) DSW will use its best efforts to comply with the reporting obligations contained in Section 5 of this Agreement as soon as practicable after the transfer of Regional Operator Rights but will not be required to submit daily electronic reports pursuant to Section 5 prior to the date that is 45 days after such transfer (provided, however, that during the period between the date of such transfer and the date that DSW begins providing daily electronic reports pursuant to Section 5, DSW shall provide manual reports to Primo as may be reasonably necessary in order for Primo to invoice Customers, as may be further described in the Transition Plan).

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(iv)         Primo covenants and agrees that it will provide DSW with Service rights with respect to no less than ninety percent (90%) of the annual volume of Products in connection with the Business (the “Volume Requirement”) no later than December 31, 2015.  For purposes of calculating the Volume Requirement, (x) the “annual volume of Products in connection with the Business” shall be the aggregate twelve (12) month trailing annual volume shown on Schedule C, and (y) the total annual volume shown on Schedule C with respect to any given Regional Operator shall be deemed to be Service rights provided by Primo to DSW hereunder upon (I) the expiration or termination of the agreement evidencing such Regional Operator’s Regional Operator Rights; (II) the expiration or termination of the arrangement pursuant to which such Regional Operator currently provides Service within a Regional Operator Territory in circumstances where such Regional Operator does not have in effect a formal written agreement; and (III) DSW’s reaching an agreement with such Regional Operator pursuant to which such Regional Operator would provide distribution of the Product on DSW’s behalf in such Regional Operator’s Regional Operator Territory, whether on a transitional basis or otherwise.  If the Volume Requirement is not achieved by December 31, 2015, DSW’s compensation hereunder shall be adjusted as provided in Schedule E.  Such adjustment shall be DSW’s sole and exclusive remedy relating to a failure to achieve the Volume Requirement.

(v)            Primo agrees that (a) upon expiration or any termination of Regional Operator Rights, such rights will be transferred to DSW consistent with the terms and provisions of this Agreement and (b) the distribution and other rights with respect to the Products and Services for all new Business obtained in the Territory during the Term that is not within a Regional Operator Territory and subject to Regional Operator Rights will be granted to DSW consistent with the terms and provisions of this Agreement.

(c)                 DSW will use its best efforts to perform all functions and services necessary to accomplish the transition described in this Agreement in accordance with the initial, high-level transition plan attached to the Agreement as Schedule F (the “Transition Plan”).  The parties agree to use their best efforts in good faith to mutually agree in writing on a more detailed Transition Plan within 90 days of the Effective Date, which will upon such mutual written agreement supersede and replace the initial Transition Plan.  If the parties are unable to finalize and agree upon the more detailed Transition Plan within such period, the parties shall undertake the informal dispute resolution procedures set forth in Section 24(a).  In all cases, and among other things, the Transition Plan will define the transition timeline, the overall content of and the responsibility for preparing and finalizing the Distribution Manual, the role and responsibility of each party to accomplish the transition, and a designated individual for each party who shall be responsible for the overall management and implementation of the transition.

(d)                Nothing in this Agreement shall be construed to limit either party’s right to conduct the Business itself or through other distributors outside of the Territory.  In addition to its other rights and remedies hereunder or at law or equity, Primo and any of its Affiliates and agents may bottle, distribute, or have a third party bottle and/or distribute, the Product and provide, or have a third party provide, the Service to Customers in all or any part of the Territory, including all or any part of any region within the Territory, during any times in which DSW has failed to comply with the terms, conditions and obligations of this Agreement (including without limitation those set forth in the Transition Plan and the Distribution Manual) in any material respect, provided that Primo has given DSW no less than five (5) business days’ prior written notice with sufficient detail of the alleged compliance failure and an opportunity for DSW to cure such failure during such time.  DSW shall use its best efforts to cooperate with Primo at no charge to transition any Services that are the subject of any such compliance failure to Primo or a third party designated by Primo.  Primo acknowledges and agrees that promptly after DSW cures such failure, or reasonably demonstrates to Primo that DSW can permanently cure such failure if DSW were to then provide the applicable Products and/or Services and will promptly effect such permanent cure (whether or not such cure or demonstration of such ability to cure occurs during or after such five (5) business day period), any rights to produce, bottle and/or distribute Products and/or provide the Services that were transferred to Primo or a third party shall be transferred back to DSW.

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3.                  Term.     This Agreement shall commence on the Effective Date specified above, and shall, unless earlier terminated pursuant to the provisions hereof, continue until December 31, 2020 (“Initial Term”), when it shall either be terminated pursuant to the provisions hereof, or, unless so terminated, be automatically renewed for one (1) or more successive seven (7) year terms (“Renewal Terms”), each of which shall be subject to the termination and all other provisions hereof (collectively the “Term”).

4.	Customers and Territory.

(a)                 As of the Effective Date, DSW provides Product and Service, using DSW Water and under DSW-owned brands, to the DSW Customers, and bills and collects from the DSW Customers directly for that service, pursuant to various vendor agreements and other arrangements (collectively, the “DSW Vendor Agreements”).  DSW hereby agrees to use its best efforts to cause the DSW Customers to agree to receive the Service from Primo and DSW as provided in this Agreement, and to become a Customer of Primo hereunder, no later than January 1, 2014 or as soon thereafter as is commercially practical, but not later than December 31, 2014; provided, however, that Primo and DSW may mutually agree to delay any DSW Customer’s becoming a Customer of Primo hereunder in order to facilitate customer service planning, manage customer preferences, or to take into account other business considerations.

(b)                 For those DSW Customers that receive the Service from Primo and DSW as provided in Section 4(a), the parties agree to work together in good faith to either assign such Customer’s DSW Vendor Agreement to Primo or arrange for Primo to enter into a new vendor agreement or arrangement with such DSW Customer related to Service.  All DSW Customers who receive Service hereunder shall be deemed “Customers” under this Agreement.

(c)                 For those DSW Customers that do not receive (or are delayed in receiving, pursuant to the proviso at the end of Section 4(a)) the Service from Primo and DSW as provided in Section 4(a) (each such customer (and only during the period, prior to December 31, 2014, such customer is not receiving the Service from Primo and DSW as provided in Section 4(a)), a “Continuing DSW Customer”), the parties acknowledge and agree that DSW shall continue to provide all aspects of the Services to such Continuing DSW Customers, including billing and collections services.  Additional provisions regarding the Continuing DSW Customers are set forth in Schedule H.  DSW shall use its best efforts to retain all Continuing DSW Customers.

(d)                DSW’s appointment and authority hereunder is limited to the provision of Products and Services to Customers within the Territory.  DSW shall have no proprietary interest in the Territory, any Region, or any Customer (other than DSW’s rights to DSW Customers as expressly provided in this Agreement and to Continuing DSW Customers), and for the avoidance of doubt, all “Customers” (other than Continuing DSW Customers) shall be deemed customers of Primo and not customers of DSW with respect to the Business, the Product and the Service (provided, however, that the foregoing shall only apply to DSW Customers as provided in Section 4(a) effective January 1, 2014).  Primo may add, terminate or modify Customer relationships in its sole and absolute discretion without obligation to DSW; provided that Primo shall use its best efforts to retain all DSW Customers (other than Continuing DSW Customers while they remain Continuing DSW Customers, which shall be the responsibility of DSW as provided in Section 4(c)) and to solicit and engage New Customers.

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5.	DSW Duties.

(a)               Product and Service Requirements.  DSW shall bottle and deliver Products and provide Service on Primo’s behalf to Customers throughout the Territory (provided, however, that the parties agree that DSW’s bottling and delivery obligations in Alaska and Hawaii shall be limited to best efforts obligations).  DSW shall be solely responsible for producing (or obtaining through Bottlers), at its sole cost and expense, all Products required to provide the Services to Customers in the Territory in accordance with this Agreement; provided, however, that in addition to its other rights and remedies hereunder, DSW’s obligations to bottle and deliver Products and provide the Service hereunder shall be suspended during any period, and to the extent, that Primo fails to supply Bottles and Primo Production and Delivery Equipment and Materials necessary, as required under this Agreement, for DSW to satisfy those obligations, and/or, in such event, DSW may provide (or have a third party provide), at Primo’s sole cost and expense, Bottles or equipment necessary for DSW to provide Services hereunder; provided, however that, DSW’s obligations hereunder shall not be suspended to the extent, and with respect to regions where, DSW has provided (or has caused a third party provide), at Primo’s sole cost and expense, Bottles or equipment necessary for DSW to provide Services hereunder.  DSW shall discharge and perform the foregoing, and all of its other duties and obligations under this Agreement, in strict conformance and accordance with the provisions hereof, including the Transition Plan, the Distribution Manual, the Specifications, and all applicable laws and regulations, including without limitation those of the FDA (including without limitation HACCP and GMP) (“Applicable Laws”).  Notwithstanding the foregoing, the delivery of Primo Water to Continuing DSW Customers shall be subject to the prior written consent of both Primo and DSW.

(b)                Disposal and Cost of Substandard Product.  If any “sub-standard Product” is produced by DSW or any Bottler, or delivered to Customers by or on behalf of DSW, DSW shall be solely responsible for all costs, losses, damages and expenses relating thereto, including without limitation all return costs, Customer reimbursements, damages that may be owed to Customers or consumers with respect to such sub-standard Product, replacement costs for any Bottles relating to sub-standard Product that have to be destroyed as a result of such Product being sub-standard, and disposal costs.  For purposes of this Section, “sub-standard Product” shall be defined as Product produced or distributed by or on behalf of DSW under this Agreement that does not comply with this Agreement (including, without limitation, the Specifications) or any Applicable Laws, in each case in any material respect, as well as any Product subject to a recall initiated by DSW or required by any governmental authority of competent jurisdiction (a “Recall”).

(c)                 No Liens.  All Product supplied by or on behalf of DSW pursuant to this Agreement shall be maintained free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any nature caused by DSW or DSW’s Representatives, and, without limiting DSW’s obligations under Article 20, DSW covenants and agrees to indemnify and save harmless Primo for any loss or expense incurred by Primo in connection with any of the foregoing.  DSW shall not permit any liens or encumbrances to attach to any Primo Display and Return Equipment and Materials or any Bottles that are in DSW’s or a DSW Representative’s possession.

(d)                 Product Recall.  DSW shall promptly notify Primo upon DSW’s becoming aware of any Product that is the subject of a Recall.  DSW shall bear all costs and expenses associated with any Recall relating to Product, except to the extent that such Recall is caused by the acts or omissions of Primo or any of its subcontractors or representatives.

(e)                 Specifications; Product Warranty.

(i)            DSW shall ensure that all Products are produced in strict conformance with the Specifications.

(ii)          Without limiting any other provision of this Agreement, DSW warrants and represents that all Product will be manufactured and packaged (including with appropriate Cap Labels and appropriately affixed caps so as to avoid any leakage or contamination) (A) in compliance with the Specifications and all Applicable Laws, and (B) otherwise in the manner provided for in this Agreement, the Transition Plan or the Distribution Manual.  In addition, DSW warrants and represents that all Product, as of the time of delivery of such Product to a Customer, will not be contaminated, adulterated, or in any manner unfit or unsafe for human consumption.

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(iii)        DSW shall be responsible for the content of all Cap Labels (excluding any content provided by Primo) and shall ensure that all Cap Labels comply with Applicable Laws.

(f)                  DSW Production and Delivery Equipment and Materials.    DSW shall be responsible for providing, at its sole cost and expense, the DSW Production and Delivery Equipment and Materials necessary to produce Products in accordance with the Specifications and to perform Services.  DSW shall retain ownership of all DSW Production and Delivery Equipment and Materials notwithstanding any Primo Intellectual Property that may be displayed on such equipment and materials; provided, however, that DSW shall, upon expiration or termination of this Agreement or otherwise at Primo’s request, promptly remove any Primo Intellectual Property that may be displayed on such equipment and materials. For clarification, DSW shall have no right, title or claim of ownership to any Primo Intellectual Property that may be displayed on or with such DSW Production and Delivery Equipment and Materials.

(g)               Bottles.  DSW shall provide Primo with a daily report setting forth the total amount of Primo Bottles collected by DSW or DSW Representatives from DSW Display and Return Equipment and Materials or Primo Display and Return Equipment and Materials.  DSW shall also provide Primo with the monthly reconciliation described in Schedule I with regard to Bottles.  All Primo Bottles shall be deemed the property of Primo for all purposes under this Agreement.  All DSW Bottles used to service a Continuing DSW Customer shall be deemed the property of DSW for all purposes of this Agreement.  DSW shall maintain all Bottles in good condition and appearance, ordinary wear and tear excepted.  Primo will be responsible for any damage, loss or deficit with respect to Bottles and shall replace such lost, missing or damaged Bottles with replacement Bottles in accordance with this Agreement, other than with respect to those Bottles for which Primo is paying DSW a monthly fee pursuant to Section 2 of Schedule I; DSW will be responsible for any damage, loss or deficit with respect to the Bottles for which Primo is paying DSW a monthly fee pursuant to Section 2 of Schedule I and shall replace such lost, missing or damaged Bottles with replacement Bottles.  Each party shall execute, and cooperate with the other party in filing, all documents reasonably sufficient to evidence and protect such other party’s ownership or other interest in the Primo Bottles or DSW Bottles, as applicable.

(h)                Display Equipment and Materials.

(i)            DSW shall not use, and shall ensure that no DSW Representative uses, without Primo’s prior written consent, any Primo Display and Return Equipment and Materials other than those supplied by or on behalf of Primo under this Agreement.  DSW shall maintain adequate records of all Primo Display and Return Equipment and Materials received from Primo in connection with this Agreement.

(ii)          DSW shall retain ownership of all DSW Display and Return Equipment and Materials notwithstanding any Primo Intellectual Property that may be displayed on such equipment and materials; provided, however, that DSW shall, upon expiration or termination of this Agreement or otherwise at Primo’s request, promptly remove any Primo Intellectual Property that may be displayed on such DSW Display and Return Equipment and Materials.  For clarification, DSW shall have no right, title or claim of ownership to any Primo Intellectual Property that may be displayed on or with such DSW Display and Return Equipment and Materials.

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(iii)        DSW periodically will inspect Primo Display and Return Equipment and Materials and DSW Display and Return Equipment and Materials and will provide Primo with notice of any items that are in need of repair or replacement promptly (and no later than five (5) business days) after DSW becomes aware of such repair and/or replacement necessity; provided, that DSW’s inspection will be a visible, in-store inspection, and DSW will not be responsible for any failure to identify a deficiency that is not obvious.  DSW shall not be obligated to repair any such equipment unless separately agreed to in writing with Primo.  Reasonably promptly after the receipt of written notice from Primo, DSW shall (x) remove any DSW Display and Return Equipment and Materials and/or Primo Display and Return Equipment and Materials from Customer locations as set forth in such notice, (y) store such equipment at a DSW facility for a period of no longer than thirty (30) days, and (z) install Primo Display and Return Equipment and Materials when required to replace defective or obsolete equipment or for New Customers; provided, that such Primo Display and Return Equipment and Materials for installation (A) comply with the terms of this Agreement, (B) are procured by Primo and delivered to DSW’s designated location at Primo’s sole cost and expense and (C) are required to be installed in a reasonable manner with respect to quantities and timing.

(i)                  Reporting and Communications.  DSW shall be required to provide, at its sole cost and expense, Primo with an electronic report on each business day during the Term setting forth, for the previous business day, sufficient information for Primo to invoice Customers.

(j)                 Collections.  DSW shall provide reasonable support and assistance to Primo with regard to Customer collections and shall use its best efforts to work and cooperate with Primo to reduce the Reconciliation Balance to the extent commercially practicable. DSW shall be responsible for billing and collections with respect to Continuing DSW Customers.

(k)                Best Efforts.  DSW shall exercise its best efforts to meet and fulfill all of its duties and other obligations established in this Agreement.  However, DSW’s exercise of such best efforts shall not operate to forgive or excuse any failure by DSW to meet any obligation or duty imposed upon it by this Agreement.  DSW shall not engage in any activity to circumvent this Agreement.

(l)                  Notice of Potential Claim to Primo.  DSW shall notify Primo within five (5) business days upon discovering any fact(s), circumstance(s) or contention(s) that would reasonably be expected to result in a material claim against Primo or DSW relating in any way to the Business, any Service or any Product (hereafter collectively “occurrence”).  After providing such notice, the parties shall mutually agree on an appropriate response to such occurrence, which response may include diligently investigating any such occurrence.  DSW shall reasonably cooperate with Primo in any investigation the parties may elect to undertake.

(m)               Regional Operator Service Level Requirements.  The parties hereto acknowledge and agree that DSW may, in its sole discretion, elect to subcontract certain of its obligations under this Section 5 to Regional Operators.  With respect to any such subcontract, the service level requirements and product specifications implemented by any such Regional Operators in connection with their agreements with Primo will be deemed compliant with DSW’s obligations hereunder for a transition period comprised of the first ninety (90) days after the effective date of such subcontract.

6.	Primo Duties.

(a)                 Bottles.  Except as otherwise provided in Section 5(g) and Schedule I, Primo shall, at its sole cost and expense and at no charge to DSW, provide to DSW at its designated production locations or, as directed by DSW in writing, Bottler production locations, all Bottles necessary for production of Product in accordance with this Agreement.  Primo may satisfy this obligation through used Primo Bottles and DSW Bottles located as of the Effective Date at Customer locations, including at DSW Customer locations.  Primo shall retain ownership of all Bottles, except for DSW Bottles.  The parties acknowledge and agree that empty bottles that are collected at Primo Display and Return Equipment and Materials and DSW Display and Return Equipment and Materials that are not DSW Bottles or Primo Bottles will be scrapped and replaced in accordance with the provisions of Section 5(g).  Primo shall make payments to DSW for the purchase and use of DSW Bottles at DSW Customer locations as set forth in Schedule I.  The parties understand and agree that Bottles in DSW Customer locations as of the Targeted Commencement Date shall be Bottles that were purchased and provided by DSW and for which DSW is being compensated by Primo pursuant to Schedule I.

[Confidential treatment has been requested]

(b)               Displays and Signage.  Primo shall provide to DSW, at Primo’s sole cost and expense, vehicle decals, displays, signage and other advertising and marketing materials bearing Primo’s Intellectual Property in such quantities as determined by Primo.  The cost of installation of such vehicle decals and displays shall be the sole responsibility of DSW; provided, however, that the installation and/or display of any such decals or displays on DSW Production and Delivery Equipment and Materials shall be subject to the sole discretion of DSW.  The cost of installation of displays, signage and other advertising and marketing materials on any newly-installed Primo Display and Return Equipment and Materials and/or newly-installed DSW Display and Return Equipment and Materials shall be the sole responsibility of DSW.

(c)                Customer Invoices and Payment Collections. Primo shall be solely responsible for preparing and submitting invoices to, and collecting receivables from, Customers (other than Continuing DSW Customers).  DSW shall provide reasonable support and assistance to Primo with regard to Customer collections.

(d)                 Payments to DSW.

(i)            Compensation for Services.  Primo shall pay DSW for Services on the basis of each Product delivered to a Customer (other than a Continuing DSW Customer) in accordance with the payment terms set forth on Schedule E.  Primo shall be required to make such payments to DSW on a monthly basis with such payments due from Primo to DSW for Products delivered by DSW hereunder in any month no later than the fifteenth (15th) day of the following month.  Should the fifteenth (15th) day fall on a weekend or holiday, payment will be disbursed on the next business day.  All past due amounts are subject, at DSW’s sole discretion, to a late charge of 1.5% per month on the unpaid balance.

(ii)          Reconciliation Balance.  Primo shall be entitled to recover from DSW fifty percent (50%) of the total aggregate Reconciliation Balance associated with all Customers (other than Continuing DSW Customers) for each calendar quarter during the Term; provided, however, that such amount shall be capped at ten percent (10%) of the total amount owed to DSW for Products delivered by or on behalf of DSW to such Customers during the period, unless any amounts in excess of such cap are the result of DSW’s breach of this Agreement.  Primo will provide to DSW a separate invoice and supporting detail for each such recovery.

(iii)       DSW acknowledges and agrees that Primo shall have no payment obligation whatsoever to any DSW Representative and that DSW shall be solely responsible for all payments owed to DSW Representatives.

(iv)         DSW shall be responsible for all taxes associated with payments made to DSW under this Agreement, and Primo shall be responsible for all taxes associated with payments made to Primo under this Agreement.

(e)                Primo Best Efforts.  Primo shall exercise its best efforts to meet and fulfill all of its duties and other obligations established in this Agreement.  However, Primo’s exercise of such best efforts shall not operate to forgive or excuse any failure by Primo to meet any obligation or duty imposed upon it by this Agreement.

[Confidential treatment has been requested]

(f)                  Product Recall.  Primo shall promptly notify DSW of Primo becoming aware of any Product that is the subject of a recall.  Primo shall bear all costs and expenses associated with any recall relating to Product to the extent not otherwise the responsibility of DSW pursuant to Section 5(d).

(g)                Notice of Potential Claim to DSW.  Primo shall notify DSW within five (5) business days upon discovering any fact(s), circumstance(s) or contention(s) that would reasonably be expected to result in a material claim against Primo or DSW relating in any way to the Business, any Service or any Product (hereafter collectively “occurrence”).  After providing such notice, the parties shall mutually agree on an appropriate response to such occurrence, which response may include diligently investigating any such occurrence.  Primo shall reasonably cooperate with DSW in any investigation the parties may elect to undertake.

(h)                Display Equipment and Materials.

(i)            Primo shall retain ownership of all Primo Display and Return Equipment and Materials notwithstanding any DSW Intellectual Property that may be displayed on such equipment and materials; provided, however, that Primo shall, upon expiration or termination of this Agreement, promptly remove any DSW Intellectual Property that may be displayed on such Primo Display and Return Equipment and Materials.  For clarification, Primo shall have no right, title or claim of ownership to any DSW Intellectual Property that may be displayed on or with such Primo Display and Return Equipment and Materials.

(ii)          Primo shall be responsible, at its sole cost and expense, for replacing and/or repairing (whether due to damage, obsolescence or otherwise) all Primo Display and Return Equipment and Materials and DSW Display and Return Equipment and Materials (or engaging a third party to do so) promptly after receiving notice from DSW of such repair and/or replacement requirement (subject to Primo’s review and confirmation, in its reasonable discretion, of the need for such repair and/or replacement) or otherwise upon Primo’s discovering such issue, subject to DSW’s obligations set forth in Section 5(i)(iii).  For further clarity, Primo will have no obligation to compensate DSW for the value of any DSW Display and Return Equipment and Materials that are replaced by Primo and DSW in accordance with this paragraph (h) and Section 5(i)(iii).  Primo shall be required to remove, at its sole cost and expense, all Primo Display and Return Equipment and Materials stored at DSW’s facilities within thirty (30) days of the commencement of such storage.

7.	Related Agreements.

(a)                Bottle Supply Agreement.  The parties shall negotiate in good faith and use best efforts to enter into a mutually agreeable supply agreement with respect to the supply of Bottles by DSW to Primo for use in the Products (the “Bottle Supply Agreement”) on or prior to the Targeted Commencement Date, which Bottle Supply Agreement will designate DSW as Primo’s primary supplier of Bottles, to the extent that DSW can supply, at market competitive prices, within Primo’s geographic territories and meet Primo’s bottle specifications.

(b)                 Warrant Purchase Agreement.  On the Targeted Commencement Date, Primo shall grant DSW a warrant (the “Warrant”) to purchase four hundred seventy-five thousand (475,000) unregistered shares of Primo Common Stock on or prior to January 1, 2021 at a price equal to twenty-five percent (25%) over the closing price of Primo’s Common Stock on the Nasdaq Stock Market for the trading day immediately prior to the Effective Date.

[Confidential treatment has been requested]

8.	Intellectual Property.

(a)	License from DSW to Primo.

(i)            Intellectual Property License.  DSW represents and warrants that it is the owner of all right, title and interest in the DSW Intellectual Property.  DSW hereby grants Primo the royalty-free, non-exclusive, personal, non-assignable and non-sub-licensable right to use the DSW Intellectual Property within the Territory solely in conjunction with (A) Primo’s performance of its duties under this Agreement, (B) the delivery and sale of DSW branded Products, and (C) with respect to the DSW Patents, to manufacture and produce (or have manufactured and produced) certain Primo Display and Return Equipment and Materials using and incorporating the DSW Patents, solely during the Term of this Agreement.  Primo shall maintain all Bottles, displays and other articles, property and materials used in conjunction with DSW Intellectual Property at a high level of quality and appearance.  Any and all uses by Primo of any of the DSW Intellectual Property, other than the regular and intended use of DSW Intellectual Property as contemplated by this Agreement or contained on or in materials supplied directly by DSW, must be approved in advance in writing by DSW.  Primo will promptly advise DSW in writing upon learning of any infringement, potential infringement, or misuse of any of any DSW Intellectual Property.  Primo shall cease all use of the DSW Intellectual Property upon expiration or termination of this Agreement; provided, that (x) effective upon the expiration or termination of this Agreement (other than termination by DSW pursuant to Section 15), DSW will grant Primo the non-exclusive, personal, non-assignable and non-sub-licensable right to use the DSW Patents within the Territory solely to manufacture and produce (or have manufactured and produced) display and return equipment to be used in connection with the Business, for which Primo will pay DSW an annual royalty equal to four percent (4%) of the manufacturing cost paid by Primo for such equipment and (y) Primo will have the right to continue to use (in connection with the Business and in accordance with the terms hereof) Primo Display Equipment and Materials that incorporate a DSW Patent and were manufactured prior to the expiration or termination of this Agreement.  It is understood and acknowledged by the parties hereto that all rights related to the DSW Intellectual Property are reserved by DSW except only for the limited rights granted expressly to Primo under this Agreement.

(ii)          Restrictions.  Primo will not use any of the DSW Intellectual Property or the designation “DS Waters” in any form as a trademark, a trade name, or in its corporate or business name without the prior written approval of DSW, and in any event even with such approval, not to exceed the Term.  Primo acknowledges the validity of, and will not contest, any such DSW Intellectual Property.  Primo will not manufacture, package or deliver any other beverage product under any trademark, trade dress or in any container that is an imitation of any DSW Intellectual Property or which is likely to be confused or cause confusion or be confusingly similar to or be passed off as such DSW Intellectual Property.  Primo will not manufacture, package or deliver any product under any trademark or other designation that is an imitation, counterfeit, copy or infringement of, or confusingly similar to any of the DSW Intellectual Property.  Primo will not knowingly do anything to impair or harm or intended to impair or harm any of the DSW Intellectual Property.

(iii)        Goodwill.  Nothing herein contained and nothing done or permitted pursuant to this Agreement will give Primo any rights in the goodwill of the DSW Intellectual Property.  Primo hereby disavows any claim to any rights of any kind whatsoever in the goodwill of the DSW Intellectual Property or any right to use or apply the DSW Intellectual Property other than as expressly permitted in this Agreement and, covenants that during the Term, and after expiration or termination, of this Agreement, Primo will not make, assert or support any claim to any rights of any kind whatsoever in the goodwill of the DSW Intellectual Property and will not challenge the validity of the DSW Intellectual Property or the ownership thereof.

[Confidential treatment has been requested]

(b)	License from Primo to DSW.

(i)            Intellectual Property License.  Primo represents and warrants that it is the owner of all right, title and interest in the Primo Intellectual Property.  Primo hereby grants DSW the royalty-free, non-exclusive, personal, non-assignable and non-sub-licensable right to use the Primo Intellectual Property within the Territory solely during the Term and solely in conjunction with (A) DSW’s performance of its duties under this Agreement, (B) the delivery and sale of Primo branded Products, and (C) with respect to the Primo patents, only as strictly necessary for servicing of Primo Display and Return Equipment and Materials using and incorporating the Primo Patents.  DSW shall maintain all Bottles, displays and other articles, property and materials used in conjunction with the Primo Intellectual Property at a high level of quality and appearance as provided in this Agreement.  Any and all uses by DSW of any of the Primo Intellectual Property, other than the regular and intended use of Primo Intellectual Property as contemplated by this Agreement or contained on or in materials supplied directly by Primo, must be approved in advance in writing by Primo.  DSW will promptly advise Primo in writing upon learning of any infringement, potential infringement, or misuse of any of any Primo Intellectual Property.  DSW shall cease all use of the Primo Intellectual Property upon termination of this Agreement.  It is understood and acknowledged by the parties hereto that all rights related to the Primo Intellectual Property are reserved by Primo except only for the limited rights granted expressly to DSW under this Agreement.

(ii)         Restrictions.  DSW will not use any Primo Intellectual Property or the designation “Primo” in any form as a trademark, a trade name, or in its corporate or business name without the prior written approval of Primo, and in any event even with such approval, not to exceed the Term.  DSW acknowledges the validity of, and will not contest, any such Primo Intellectual Property.  DSW will not manufacture, package or deliver any other beverage product under any trademark, trade dress or in any container that is an imitation of any Primo Intellectual Property or which is likely to be confused or cause confusion or be confusingly similar to or be passed off as such Primo Intellectual Property.  DSW will not manufacture, package or deliver any product under any trademark or other designation that is an imitation, counterfeit, copy or infringement of, or confusingly similar to any of the Primo Intellectual Property.  DSW will not knowingly do anything to impair or harm or intended to impair or harm any of the Primo Intellectual Property.

(iii)         Goodwill.  Nothing herein contained and nothing done or permitted pursuant to this Agreement will give DSW any rights in the goodwill of the Primo Intellectual Property.  DSW hereby disavows any claim to any rights of any kind whatsoever in the goodwill of the Primo Intellectual Property or any right to use or apply the Primo Intellectual Property other than as expressly permitted in this Agreement and, covenants that during the Term, and after expiration or termination, of this Agreement, DSW will not make, assert or support any claim to any rights of any kind whatsoever in the goodwill of the Primo Intellectual Property and will not challenge the validity of the Primo Intellectual Property or the ownership thereof.

(c)                 Improvements and Inventions.

(i)            DSW agrees that the Primo Intellectual Property, and any improvements thereto which are made by DSW in the course of performing this Agreement (the “Primo Improvements”), are and shall be the exclusive property of Primo, and DSW hereby assigns any such improvements to Primo; provided, however, that Primo hereby grants DSW the royalty-free, non-exclusive, personal, non-assignable and non-sub-licensable right to use the Improvements within the Territory, after the Term, in connection with DSW Business.  DSW shall reasonably cooperate with Primo, and execute assignments and other documents, reasonably necessary to give effect to the foregoing.

[Confidential treatment has been requested]

(ii)          Primo agrees that the DSW Intellectual Property, and any improvements thereto which are made by Primo in the course of operating the Business (the “DSW Improvements”), are and shall be the exclusive property of DSW, and Primo hereby assigns any such improvements to DSW; provided, however, that DSW hereby grants Primo the royalty-free, non-exclusive, personal, non-assignable and non-sub-licensable right to use the Improvements within the Territory, after the Term, in connection with Primo Business.  Primo shall reasonably cooperate with DSW, and execute assignments and other documents, reasonably necessary to give effect to the foregoing.

9.	Confidentiality.

(a)                 Each party acknowledges that, as a result of the performance of this Agreement, it may have access to and may become familiar with various trade secrets and confidential information of the other party, including, but not limited to, materials or records of a proprietary nature, trade secrets, engineering or technical data, records and matters relating to research, finances, accounting, sales, profits, markets, market research, personnel, management and operations, manufacturing processes or techniques, matters particularly relating to operations such as customer lists, price lists, specifications (including without limitation the Specifications), and information regarding customers and their requirements, costs of providing service, and equipment and equipment maintenance costs, customer requirements, computer systems, programs, files, and other data not generally available to the public (the “Confidential Information”).  “Confidential Information” shall not include information that (i) is in or becomes part of the public domain other than as a result of any breach of this Agreement by the Receiving Party, (ii) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party provided such source was not reasonably known by the Receiving Party to be under an obligation of confidentiality with respect to such information to the Disclosing Party, (iii) was within the Receiving Party’s possession prior to its being furnished to the Receiving Party by the Disclosing Party provided the source of such information was not known by the Receiving Party to be under an obligation of confidentiality with respect to such information to the Disclosing Party, or (iv) was independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party.

(b)                Each party in such party’s capacity as a recipient of such Confidential Information (the “Receiving Party”) of the other party (the “Disclosing Party”) agrees not to (i) disclose the Confidential Information of the Disclosing Party to any third party other than the Receiving Party’s employees, agents and representatives and, in the case of DSW, DSW’s Representatives, in each case who need to know such Confidential Information to perform the Receiving Party’s obligations under this Agreement and have been directed to, maintain the confidentiality of such Confidential Information, or (ii) use the Disclosing Party’s Confidential Information for any purpose other than to perform its obligations under this Agreement.  Each party shall be responsible for any breach of this Article 9 by its employees, agents and representatives.  The foregoing obligations shall continue during the Term and for a period of two (2) years thereafter except with respect to trade secrets, wherein such obligations shall remain so long as such trade secrets remain such under applicable law.

(c)                Upon the termination of this Agreement or earlier, upon the Disclosing Party’s demand, the Receiving Party shall, at its election, either return all of the Disclosing Party’s Confidential Information to the Disclosing Party (or a third party designated by the Disclosing Party), or destroy it.

(d)                 The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that it is required by law or governmental authority to disclose, provided that the Receiving Party gives the Disclosing Party as much advance notice as is practicable regarding any required disclosure, and that any such disclosure is limited to the applicable governmental requirement.

[Confidential treatment has been requested]

10.	Non-Competition and Non-Solicitation.

(a)	By DSW:

(i)            Except as otherwise provided in this Agreement with respect to Continuing DSW Customers prior to December 31, 2014, during the Term, DSW shall not, directly or indirectly, provide, or contract with or arrange for a third party to provide, the 3 or 5 gallon bottled water retail exchange service on behalf of itself or anyone other than Primo in the Territory.

(ii)         During the Term, and for a period of one (1) year after the Term, DSW shall not, directly or indirectly, solicit any Customer for the provision of 3 or 5 gallon bottled water retail exchange service in the Territory; provided, however, that this restriction shall not apply (y) after the Term, to DSW Customers and Continuing DSW Customers, or (z) upon the termination of this Agreement by DSW pursuant to Section 15.  Upon termination or expiration of this Agreement for any reason, Primo shall assign to DSW any and all rights it may have under any vendor agreements or other arrangements with any DSW Customer.

(iii)        Except as set forth above, nothing herein shall be deemed to prohibit DSW from conducting the DSW Business in any manner, including, but not limited to, (x) distributing bottled water products within the Territory, (y) providing bottled water sale and delivery services to home and/or office customers in the Territory, and (z) selling or providing other water-based and related products and services not expressly covered by this Agreement, including, but not limited to, water refill vending machine services and ice products and services, in each case subject to DSW’s obligations to provide the Services under this Agreement.

(iv)         In no event, however, shall DSW:  (A) provide Primo Water to any third party, or make any use of the Primo Display and Return Equipment and Materials, Primo Bottles, or Primo Intellectual Property, except on behalf of Primo and as authorized by Primo pursuant to this Agreement, or (B) deliver any Product to anyone, other than Product to a Customer on behalf of Primo pursuant to this Agreement, in any truck, trailer or other vehicle that visibly bears any Primo Intellectual Property.  DSW shall be responsible for ensuring that all Bottlers and Distributors comply with the foregoing provisions of this paragraph.

(b)	By Primo:

(i)            For a period of one (1) year after the Term, Primo shall not, directly or indirectly, except as expressly set forth in this Agreement, (A) provide, or contract with or arrange for a third party to provide, 3 or 5 gallon bottled water retail exchange service to any DSW Customer or Continuing DSW Customer in the Territory, or (B) solicit any DSW Customer or Continuing DSW Customer for the provision of 3 or 5 gallon bottled water retail exchange service in the Territory; provided however, that the foregoing restrictions shall not apply upon the termination of this Agreement by Primo pursuant to Section 14.

(ii)          Except as set forth above, nothing herein shall be deemed to prohibit Primo from conducting the Primo Business in any manner, including, but not limited to, (x) distributing bottled water products within the Territory, (y) providing bottled water sale and delivery services to home and/or office customers in the Territory, and (z) selling or providing other water-based and related products and services not expressly covered by this Agreement, including, but not limited to, water refill vending machine services and ice products and services, in each case subject to Primo’s obligations to use DSW to provide the Services under this Agreement.

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(iii)        In no event, however, shall Primo:  (A) provide DSW Water to any third party, or make any use of the DSW Display and Return Equipment and Materials, DSW Bottles, or DSW Intellectual Property, except pursuant to this Agreement, or (B) deliver Product in any truck, trailer or other vehicle that visibly bears any DSW Intellectual Property.

11.               Equitable Relief.  Each party acknowledges and agrees that all covenants, provisions and restrictions set forth in Articles 9 and 10 of this Agreement are reasonable, appropriate, fair and valid under the circumstances, and that money damages may not be an adequate remedy in the event of any breach of such covenants, provisions and restrictions by the other party.  Accordingly, the non-breaching party is hereby authorized and entitled, in addition to all other rights and remedies available to such party, to seek from any court of competent jurisdiction equitable relief, including, but not limited to, interim and permanent injunctive relief.

12.                Independent Contractors.  The parties acknowledge and agree that this Agreement establishes a relationship between them of that of independent contractors.  Nothing herein contained or done pursuant hereto shall constitute either party as a general agent of the other party for any purpose whatever.  All things done and to be done by either party pursuant to the provisions hereof or done by such party in anticipation of this Agreement, unless expressly otherwise provided herein, shall be at such party’s own cost and expense.

13.                Termination Upon Expiration of Initial or Renewal Term.  Either party may terminate this Agreement for any reason, expressed or not expressed, by giving the other party written notice of termination at least twelve (12) months prior to the end of the Initial Term or any Renewal Term.  Such termination shall become effective only at the end of such Term.

14.	Termination by Primo for Cause.

(a)                 Primo may terminate this Agreement immediately upon the occurrence of any of the following events, by giving written notice thereof to DSW:

(i)            DSW’s liquidation, sale or other disposition of all or a substantial portion of the assets of its business, including without limitation the portion of the DSW Business relating to this Agreement, to a third party who is, or who is an Affiliate of, a direct competitor of Primo that is among the top five by volume in the 3 and 5 gallon pre-packaged bottle water exchange business in the Territory.

(ii)          The transfer by DSW’s owner(s) of a majority of the controlling interest in DSW, whether by merger or otherwise, to a third party who is, or who is an Affiliate of, a direct competitor of Primo that is among the top five by volume in the 3 and 5 gallon pre-packaged bottle water exchange business in the Territory.

(iii)        The filing by DSW of a petition seeking liquidation, reorganization, arrangement, readjustment of debts or any other relief under the Federal Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal, or the filing against DSW of any such petition which is not dismissed within sixty (60) days of filing.

(iv)         A custodian, trustee, receiver, or assignee for the benefit of creditors is appointed or takes possession of any of DSW’s assets.

(v)            Any assignment of this Agreement by DSW, other than an assignment authorized under Section 19.

[Confidential treatment has been requested]

(c)                Primo may terminate this Agreement upon DSW’s breach of, or failure or inability to execute, any covenant, agreement, payment, representation, warranty or other obligations contained in this Agreement (including without limitation any Schedule), the Transition Plan or the Distribution Manual in any material respect, by giving written notice thereof to DSW and an opportunity for DSW to cure such default within the following forty five (45) days, provided DSW has failed to cure within the period specified.

15.	Termination by DSW for Cause.

(a)                DSW may terminate this Agreement immediately upon the occurrence of any of the following events, by giving written notice thereof to Primo:

(i)            Primo’s liquidation, sale or other disposition of all or a substantial portion of the assets of its business to a third party who is, or who is an Affiliate of, a direct competitor of DSW that is among the top five by volume in the home and office bottled water delivery business in the Territory.

(ii)          The transfer by Primo’s owner(s) of a majority of the controlling interest in Primo, whether by merger or otherwise, to a third party who is, or who is an Affiliate of, a direct competitor of DSW that is among the top five by volume in the home and office bottled water delivery business in the Territory.

(iii)        The filing by Primo of a petition seeking liquidation, reorganization, arrangement, readjustment of debts or any other relief under the Federal Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal, or the filing against Primo of any such petition which is not dismissed within sixty (60) days of filing.

(iv)          A custodian, trustee, receiver, or assignee for the benefit of creditors is appointed or takes possession of any of Primo’s assets.

(v)            Any assignment of this Agreement by Primo, other than an assignment authorized under Section 19.

(b)               DSW may terminate this Agreement upon Primo’s breach of, or failure or inability to execute, any covenant, agreement, payment, representation, warranty or other obligations contained in this Agreement (including without limitation any Schedule), the Transition Plan or the Distribution Manual in any material respect, by giving written notice thereof to Primo and an opportunity for Primo to cure such default within the following forty five (45) days, provided Primo has failed to cure within the period specified.

(c)                DSW may, on or before January 31, 2016, terminate this Agreement upon six (6) months’ prior written notice if the total volume of Products delivered by DSW under this Agreement during any consecutive twelve (12) month period ending on or after December 31, 2015 is less than four million (4,000,000) units of Products (the “Minimum Volume Obligation”); provided, however, that termination shall be DSW’s sole and exclusive remedy in the event that the Minimum Volume Obligation is not satisfied.

16.                Post-Termination Requirements.  In addition to all other requirements, terms, provisions and conditions of this Agreement, upon termination of this Agreement for any reason, the following additional requirements and provisions shall apply:

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(a)                 Termination of this Agreement shall not release either party from the payment of any sum then or thereafter owing to the other, and all such amounts shall be paid within thirty (30) days of the termination hereof.

(b)                 DSW shall, within thirty (30) days after termination hereof, make available for pick up and removal by Primo, at Primo’s sole cost and expense, in good and usable condition, normal wear and tear excepted, all Bottles then in DSW’s or any DSW Representative’s possession that have not been filled and all Primo Display and Return Equipment and Materials in DSW’s or any DSW Representative’s possession.  DSW shall, within thirty (30) days after termination hereof, pay Primo the depreciated value for any Primo Display and Return Equipment and Materials (i) that DSW or any DSW Representative used in the Business which cannot be located, or (ii) which is located at a DSW Customer.

(c)                 Primo shall, within ninety (90) days after termination hereof, purchase from DSW, and pick-up and remove from DSW facilities at Primo’s sole cost and expense, all finished Products packaged in Primo Bottles, and that comply with the warranty and other provisions of this Agreement, then in DSW’s inventory but not yet delivered to Customers at the rate set forth in subsection 6 of Schedule E and the payment procedures set forth in this Agreement; provided, that DSW agrees to use its best efforts and cooperate with Primo to manage Product inventory levels in a manner that minimizes Primo’s obligation to purchase any unwanted Product pursuant to this subsection (c).

(d)                DSW shall, repurchase from Primo and pay for all Bottles previously purchased by Primo from DSW pursuant to subsection 1 of Schedule I (which were initially DSW Bottles but which became Primo Bottles upon such purchase by Primo) at the same price and on the payment terms as applied to Primo pursuant to such subsection.

(e)                 DSW shall reasonably cooperate with Primo at no charge to transition the services performed by DSW hereunder to Primo or a third party designated by Primo.

(f)                  For the avoidance of doubt, the provisions of Sections 5(a) (solely with respect to Products purchased pursuant to Section 16(c) and without regard to the Service), 5(e), 8, 9, 10, 16, 17, 20, 21 as well as any other provision of this Agreement that by its terms survives expiration or termination of this Agreement, shall survive such expiration or termination.

17.	Audit Rights.

(a)                Primo may audit (a) DSW’s books and records, at its sole cost and expense except as otherwise set forth below, to verify the delivered Product volumes on which payments are based during the Term and for three (3) years thereafter, and (b) DSW’s inventory of Products, Bottles and Primo Display and Return Equipment and Materials during the Term and for one (1) year thereafter, at its sole cost and expense, to verify such inventories during the Term; provided Primo provides DSW with reasonable advance notice of such audit and such audit is conducted during normal business hours.  Primo shall provide DSW with a report in good faith setting forth the results of any such audit.  In the event such audit shows that the actual delivered Product volume is more or less than the delivered Product volume upon which payments made hereunder were based, Primo or DSW, as applicable, shall pay to the other party such difference.  In addition, if the magnitude of any overpayment or underpayment is more than three percent (3%), then DSW (in the case of an overpayment) shall be required to reimburse Primo for the costs of the audit or Primo (in the case of an underpayment) shall be solely responsible for the costs of the audit and shall be required to reimburse DSW for any costs or expenses it has incurred in connection with such audit.

[Confidential treatment has been requested]

(b)                 DSW anticipates that it will begin publicly filing, via the SEC’s EDGAR website, financial information as required by Applicable Laws relating to its public debt for fiscal periods commencing in 2014 (“DSW Public Fillings”).  If DSW does not commence making the DSW Public Filings by April 30, 2014, or subsequently ceases to make DSW Public Filings for any annual fiscal period, DSW agrees to provide Primo, from time to time upon Primo’s reasonable request, DSW’s audited financial statements, which audited financial statements will be treated at Confidential Information of DSW pursuant to Section 9.  In addition, DSW shall promptly notify Primo of any material weakness or deterioration in its financial position, including without limitation the occurrence of any default under any of its material debt obligations.

18.               Severability.  The provisions of this Agreement shall be severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.  Any provision or term declared void or unenforceable by a court or other body having jurisdiction and authority to do so shall, where possible, be modified or rewritten to reflect the intent of the parties expressed herein.

19.                Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and permitted assigns.  Neither party’s rights or obligations hereunder shall be assigned or transferred, in whole or in part, directly or indirectly, whether by such party, by operation of law, or otherwise, to any person, company, firm, or corporation, without the prior written consent of the other party; provided, however, (i) Primo may transfer or assign its rights hereunder to an affiliate or successor business, including a purchaser of all or substantially all of Primo’s assets, or those relating to the portion of the Primo Business to which this Agreement relates, other than a direct competitor of DSW that is among the top five by volume in the home and office bottled water delivery business in the Territory, without DSW’s consent, and (ii) DSW may transfer or assign its rights hereunder to an affiliate or successor business, including a purchaser of all or substantially all of DSW’s assets, or those relating to the portion of the DSW Business to which this Agreement relates, other than a direct competitor of Primo that is among the top five by volume in the 3 and 5 gallon pre-packaged bottle water exchange business in the Territory, without Primo’s consent, in each case conditioned upon such affiliate’s or successor’s written agreement and commitment to maintain this Agreement intact and to honor all of its provisions for the remaining Term hereof, subject to all the provisions and conditions hereof.  Notwithstanding the foregoing, DSW may subcontract its bottling and distribution obligations hereunder to Bottlers and Distributors without the express written consent of Primo.

20.                Claims and Indemnity; Insurance.

(a)                DSW agrees to defend, indemnify and save harmless Primo, its Affiliates, Customers and its and their officers, directors, employees and agents (collectively, “Indemnified Parties”) from and against any and all third party claims, actions, suits, proceedings, liabilities, judgments, losses, damages, costs or expenses (including without limitation reasonable attorneys’ fees and court costs) (collectively, “Losses”) which any Indemnified Party may hereinafter incur, suffer, sustain or be required to pay arising out of, connected with or resulting from (i) any breach by DSW or any DSW Representative of any term, condition, representation or warranty in this Agreement, (ii) DSW’s or any DSW Representative’s negligence or willful misconduct in performing this Agreement, or (iii) any claim that any DSW Intellectual Property infringes or violates the rights of any third party.  The right to indemnification hereunder shall survive the expiration or termination of this Agreement.

(b)                 Primo agrees to defend, indemnify and save harmless DSW, the DSW Representatives, and its and their officers, directors, employees and agents (collectively, “DSW Indemnified Parties”) from and against any and all Losses which any DSW Indemnified Party may hereinafter incur, suffer, sustain or be required to pay arising out of, connected with or resulting from (i) any breach by Primo of any term, condition, representation or warranty in this Agreement, (ii) Primo’s negligence or willful misconduct in performing this Agreement, or (iii) any claim that any Primo Intellectual Property infringes or violates the rights of any third party.  The right to indemnification hereunder shall survive the expiration or termination of this Agreement.

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(c)                Each party shall maintain, at its sole cost and expense, insurance in the types and amounts set forth on Schedule D.  All policies of insurance procured by a party shall (i) be issued by insurance companies with reasonably suitable financial ratings as rated in the most currently available “Best’s” insurance reports, and licensed to do business in the Territory; (ii) be written as primary policies and not contributing with, nor in excess of, coverage that the other party may carry; (iii) include the other party as additional insured; and (iv) provide that such policies may not be canceled with respect to the other party except after thirty (30) days’ prior written notice from the insurance company to the other party.  Each party shall furnish to the other party, annually upon request by the other party and additionally upon any policy change, certificates of such insurance.

(d)                 For further clarity, it is the parties’ intent and understanding that DSW will be responsible for managing and resolving, at its sole cost, consumer claims relating to the production and delivery of Products hereunder, including but not limited to claims related to leaks, Product quality, and vehicular accidents, but excluding claims related to marketing, advertising or any other activity of Primo in connection with the Business.  DSW also will be responsible for any loss or damage caused by the negligent assembly, installation or removal of any display equipment by DSW or any DSW Representative hereunder, provided that such assembly, installation or removal will not be deemed negligent to the extent it complies with training instruction and materials provided by Primo.  Primo will be responsible for any loss or damage arising from a defect in the design or manufacture of any Primo Display and Return Equipment and Materials, and any damage to or theft of Primo Display and Return Equipment and Materials at Customer locations that is not caused by DSW or its Representatives, and any deficiency in required training instruction and materials provided by Primo to DSW pursuant to the Transition Plan or the Distribution Manual.

21.                Limitation of Liability.  Except for any third party indemnification claims pursuant to Section 20, in no event shall either party be liable to the other party for any special, incidental, speculative, punitive or consequential damages, whether or not such party has been advised of or has reason to know of such damages.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

22.               Force Majeure.  Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder, on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of nature, war, terrorism, governmental action, labor conditions, earthquakes, material shortages, or any other cause beyond the reasonable control of such party (collectively, “Force Majeure Events”).  A failure of performance by a DSW Representative shall not, in and of itself, be deemed a Force Majeure Event for DSW, unless such failure of performance by a DSW Representative was itself the result of a Force Majeure event.  The excused party shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or ceased.

23.                Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its laws and decisions relating to conflicts of laws.

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24.                Dispute Resolution.

(a)      Informal Dispute Resolution.

(i)	Issue Resolution.

(A)	From time to time, issues will arise that cannot be resolved at the various levels of management within the Primo and DSW operational teams. These issues may arise in a particular territory, with regard to a particular customer or with regard to a particular service. These issues may involve obligations of each party, performance, deliverables or service quality, personnel, or other topics.

(B)	The parties’ primary intent is to have issues resolved by the appropriate levels of authority without the need for formal dispute resolution in accordance with Section 24(b). However, nothing herein shall limit either party’s right to forego the informal dispute resolution mechanism described herein and initiate formal dispute resolution as set forth in Section 24(b) of the Agreement. In addition, the Escalation Procedures (as defined below) shall not hinder or prevent either Party from exercising its rights under the Agreement (to the extent that such party has such rights).

(ii)	Escalation Procedures.

The parties agree to use the informal dispute resolution procedures below, involving the successive referral of an issue to mid-level and senior management of Primo and DSW, as appropriate (the “Escalation Procedures”).

(A)	Notification. The appropriate representatives of either party may decide that escalation is desirable when resolution of an issue appears unachievable at the current management level. In this case, such representative desiring escalation provides written notice of its intention to the representative(s) of the other party. At either such representative’s request, the representatives currently engaged in attempting to resolve the issue shall meet again to attempt resolution of the issue prior to escalation to the next level. If and to the extent the issue cannot be resolved at the current management level, the issue will then be escalated after good faith attempts by both parties’ representatives to resolve the issue at the current level.

(B)	Documentation. The representatives of each party will jointly develop a short briefing document called the “Statement of Issue for Escalation” that describes the issue, relevant impact, and positions of both parties.

(C)	Request for Assistance. A meeting will be scheduled with appropriate representatives as described below (phone or videoconference in most cases). The Statement of Issue for Escalation will be sent in advance to the appropriate participants. The parties intend that issues are escalated for review and resolution to the next level of management as follows: (1) the parties’ respective senior vice presidents of operations, (2) the parties’ respective chief operating officers and chief financial officers, and (3) the parties’ respective chief executive officers. If an issue is not successfully resolved at a level of management within ten (10) days of being escalated to such level of management, the parties will escalate the issue to the next level of management; provided that the CEOs will have an unlimited number of days to review and resolve such issue, subject to each party’s right to initiate formal dispute resolution as set forth in the Agreement at any time.

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(D)	Issue Review. Following review and resolution of the issue, the applicable decision shall be appropriately documented and returned to both parties’ representatives that initiated the issue.

(b)       Arbitration.  Any dispute or disagreement involving or including Primo and which pertains to or arises out of this Agreement or the Business shall be settled by non-binding mediation to be conducted in Washington, D.C. by a mediator selected jointly by the parties or, in the absence of agreement on mediator selection, by a mediator appointed by the American Arbitration Association in accordance with its rules and provisions pertaining to non-binding mediation in commercial disputes.  Except for the parties’ own expenses, which shall be borne individually, the parties shall jointly share the costs and expenses of such mediation.  If such mediation fails to resolve such dispute or disagreement, then the dispute or disagreement shall be settled by arbitration to be held in Washington, D.C., in accordance with the rules of the American Arbitration Association, or its successor.  The decision of the arbitrator shall be conclusive and binding on the parties to the arbitration.  The prevailing party in any arbitration shall be entitled to recover from the other party or parties, the costs and expenses of maintaining such arbitration, including reasonable attorney’s fees and costs incurred before such arbitration is commenced, during arbitration and on appeal.

25.               Entire Agreement; Amendment.  This Agreement, including all Schedules hereto (as amended from time to time), the Transition Plan and the Distribution Manual (as amended from time to time) constitute the entire agreement between the parties, and supersede and terminate any and all prior agreements and understandings between them relating to the subject matter hereof (other than the Bottle Supply Agreement and the Warrant, which shall be deemed separate agreements addressing separate subject matters).  The terms and conditions of the Schedules, the Transition Plan and the Distribution Manual are incorporated herein by reference.  Except as otherwise provided herein (for example, with respect to amendments to the Transition Plan or the Distribution Manual), this Agreement may be amended or changed only by a written instrument signed by both parties hereto.

26.               Notices.  Any notices required hereunder shall be sent by e-mail followed by a “hard copy” via overnight mail to the parties as follows (or to such other address as may be specified by either party to the other party in accordance with this Section 26):

To Primo:	To DSW:

Primo Water Corporation	DS Waters of America, Inc.
104 Cambridge Plaza Drive	5660 New Northside Drive, Suite 500
Winston-Salem, NC 27104	Atlanta, GA 30328
Attn: President and COO	Attn: President and CEO
Email: msheehan@primowater.com	Email: tharrington@water.com

With a copy to:	With a copy to:

D. Scott Coward, Esq.	DS Waters of America, Inc.
K&L Gates LLP	5660 New Northside Drive, Suite 500
4350 Lassiter at North Hills Ave., Suite 300	Atlanta, GA 30328
Raleigh, NC 27609	Attn: Chief Legal Officer
Email: scott.coward@klgates.com	E-mail: rowens@water.com

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27.                Non-waiver.  The election or failure by either party hereto to forego or not exercise any right hereunder shall not constitute a waiver of any other right or obligation hereunder.

28.               Publicity.  Neither party hereto will make any announcement, press release or other disclosure (”disclosure”) relating to this Agreement without first delivering a copy of the disclosure to the other party hereto and obtaining such party’s written consent, which will not be unreasonably delayed or withheld; provided, however, that either party may (a) disclose the existence of this Agreement to any employee, consultant, customer or supplier or other entity having a business relationship with such party to the extent reasonably necessary to conduct such party’s business in ordinary course and perform this Agreement and (b) make any public filing or disclosure that is required by Applicable Law, so long as such party uses best efforts to provide the other party with the opportunity to review and comment on such disclosure before it is made, issued or published.

29.                Execution and Delivery.  This Agreement may be executed in one or more counterparts and delivered by electronic means, each copy of which shall be deemed an original for all purposes of this Agreement.

(Signatures appear on following page)

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IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Agreement on behalf of such party as of the Effective Date.

PRIMO WATER CORPORATION		DS WATERS OF AMERICA, INC.
(“Primo”)		(“DSW”)

By:	/s/ Billy D. Prim	By:	/s/ Thomas J. Harrington
Name:	Billy D. Prim	Name:	Thomas J. Harrington
Title:	Chairman and CEO	Title:	President and CEO

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LIST OF SCHEDULES TO STRATEGIC ALLIANCE AGREEMENT

Schedule A	Existing Distributors

Schedule B	DSW Customers and Primo Customers

Schedule C	Regional Operators

Schedule D	Insurance

Schedule E	DSW Compensation Schedule

Schedule F	Transition Plan

Schedule G	Specifications

Schedule H	Continuing DSW Customers

Schedule I	Bottles

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SCHEDULE A - Existing Distributors

[*****]

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SCHEDULE B - DSW Customers and Primo Customers

DSW Customers:

[*****]

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Primo Customers:

Retail Customer
[*****]
Food Lion
[*****]
HEB Supermarkets
[*****]
KMart
Kroger
[*****]
Lowes Home Improvement
[*****]
Walmart
[*****]

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SCHEDULE C – Regional Operators

Distributor Name	Expiration Date	Volume (11-2012 to 10-2013)	% National Volume
[*****]	[*****]	[*****]	2.1%
[*****]	[*****]	[*****]	0.5%
[*****]	[*****]	[*****]	1.9%
[*****]	[*****]	[*****]	2.7%
[*****]	[*****]	[*****]	1.4%
[*****]	[*****]	[*****]	1.3%
[*****]	[*****]	[*****]	0.6%
[*****]	[*****]	[*****]	1.4%
[*****]	[*****]	[*****]	0.7%
[*****]	[*****]	[*****]	1.0%
[*****]	[*****]	[*****]	0.7%
[*****]	[*****]	[*****]	0.3%
[*****]	[*****]	[*****]	0.0%
[*****]	[*****]	[*****]	0.2%
[*****]	[*****]	[*****]	2.2%
[*****]	[*****]	[*****]	1.9%
[*****]	[*****]	[*****]	0.9%
[*****]	[*****]	[*****]	0.2%
[*****]	[*****]	[*****]	0.8%
[*****]	[*****]	[*****]	0.4%
[*****]	[*****]	[*****]	0.4%
[*****]	[*****]	[*****]	0.3%
[*****]	[*****]	[*****]	0.3%
[*****]	[*****]	[*****]	0.3%
[*****]	[*****]	[*****]	0.5%
[*****]	[*****]	[*****]	0.8%
[*****]	[*****]	[*****]	0.1%
[*****]	[*****]	[*****]	0.2%
[*****]	[*****]	[*****]	0.2%
[*****]	[*****]	[*****]	1.1%
[*****]	[*****]	[*****]	1.0%
[*****]	[*****]	[*****]	2.8%
[*****]	[*****]	[*****]	0.8%
[*****]	[*****]	[*****]	1.8%
[*****]	[*****]	[*****]	1.1%
[*****]	[*****]	[*****]	10.9%
[*****]	[*****]	[*****]	0.7%
[*****]	[*****]	[*****]	3.2%
[*****]	[*****]	[*****]	2.4%
[*****]	[*****]	[*****]	0.8%

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[*****]	[*****]	[*****]	1.1%
[*****]	[*****]	[*****]	1.1%
[*****]	[*****]	[*****]	8.8%
[*****]	[*****]	[*****]	7.0%
[*****]	[*****]	[*****]	5.0%
[*****]	[*****]	[*****]	5.1%
[*****]	[*****]	[*****]	3.6%
[*****]	[*****]	[*****]	0.1%
[*****]	[*****]	[*****]	0.0%
[*****]	[*****]	[*****]	1.9%
[*****]	[*****]	[*****]	0.3%
[*****]	[*****]	[*****]	0.8%
[*****]	[*****]	[*****]	1.0%
[*****]	[*****]	[*****]	0.1%
[*****]	[*****]	[*****]	0.0%
[*****]	[*****]	[*****]	2.7%
[*****]	[*****]	[*****]	1.8%
[*****]	[*****]	[*****]	0.0%
[*****]	[*****]	[*****]	2.8%
[*****]	[*****]	[*****]	0.0%
[*****]	[*****]	[*****]	0.2%
[*****]	[*****]	[*****]	0.4%
[*****]	[*****]	[*****]	1.3%
[*****]	[*****]	[*****]	1.5%
[*****]	[*****]	[*****]	0.2%
[*****]	[*****]	[*****]	1.5%
[*****]	[*****]	[*****]	0.9%
		[*****]	100%

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SCHEDULE D – Insurance

1.	General Liability insurance including coverage for products liability in an amount not less than $5,000,000 for bodily injury, death, or property damage.

2.	Comprehensive automobile liability insurance providing third party liability insurance with $1,000,000 inclusive limits, covering all licensed vehicles owned or operated by or on behalf of the applicable party.

3.	Workers’ compensation insurance in such amounts as required by law at all places within the Territory.

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SCHEDULE E – DSW Compensation Schedule

The amount due by Primo to DSW per Product delivered to a Customer (other than a Continuing DSW Customer) shall be as follows based on the classification of the Customer such Product is delivered to:

Customer Classification*	Amount Due DSW Per Product Delivered
DSW Customers**	$[*****]
[*****]	$[*****]
New Customers	$[*****]
Primo Customers	$[*****]

*Not including Continuing DSW Customers
**Other than [*****]

1.                   The amounts set forth above for all Customer Classifications (subject to the paragraph below regarding DSW Customers and [*****]) shall be subject to annual adjustments effective every January 1, commencing on January 1, 2015, by a percentage determined as follows:

(a) (i) fifty percent (50%) multiplied by (ii) the average monthly percentage change against the Baseline (defined below), during the twelve (12) month period ended June 30, for the U.S. Average On-Road Diesel Price per gallon (the “Diesel Price”) as published by the U.S. Department of Energy, Energy Information Administration on its website at http://www.eia.gov/petroleum/gasdiesel (the “Fuel Index Change”) plus

(b) (i) fifty percent (50%) multiplied by (ii) the annual percentage change, which shall be deemed to be zero (0) if the actual percentage change is negative, measured by comparing the prior June to the June occurring one (1) year prior to such June, in the Consumer Price Index as developed by the United States Bureau of Labor Statistics (Consumer Price Index for All Urban Consumers - All items less food and energy, 1982-1984 = 100, U.S. City Average) and published on its website (as of the date hereof) at http://data.bls.gov/timeseries/CUUR0000SA0L1E?output_view=pct_12mths (the “Core CPI Index Change”).

The term “Baseline” as used in clause (a) above will mean (x) $[*****] for the initial annual adjustment calculation as of June 30, 2014 and (y) for all other measurement periods, the average monthly Diesel Price during the twelve (12) month period ended June 30 as calculated for the prior measurement period.  For example purposes only, if for a particular year the Fuel Index Change is 2% and the Core CPI Index Change is -1%, then the amount set forth above would be increased by 1% ((2% x 50%) + (0% x 50%)).  Under this example, the amount payable for New Customers would accordingly increase to $[*****].

Notwithstanding the foregoing, the adjustment described in this Section 1 shall not apply to the amount set forth above for DSW Customers or [*****] until the first anniversary of the Conversion Date (as defined below).

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2.                    The amounts set forth above for all Customer Classifications, as adjusted pursuant to Section 1 above, shall be further subject to annual volume-based downward adjustments effective each January 1, commencing on January 1, 2015, calculated as follows:  $[*****] per unit of Product for every 500,000 in Products delivered by DSW to Primo Customers and New Customers during the prior calendar year over [*****] units of Product (the “Measurement Volume”); provided, however, that with respect to any retailer customer that is not a Primo Customer or New Customer, but which receives the Service from Primo and DSW hereunder as a DSW Customer (including any customer that is initially a Continuing DSW Customer but which subsequently commences receiving the Service from Primo and DSW hereunder and therefore ceases to be a Continuing DSW Customer), at the time such customer becomes a DSW Customer (and, if applicable, ceases to be a Continuing DSW Customer) hereunder (which may be on or before the Targeted Commencement Date), the incremental volume growth for such DSW Customer shall be included within the calculation under this subsection 2 by adding the trailing twelve (12) month volume for such DSW Customer (as a customer of DSW, outside of this Agreement) to the Measurement Volume (as such Measurement Volume may have been previously adjusted pursuant to this subsection 2), and the subsequent volume growth for such DSW Customer shall be included with regard to determining adjustments under this subsection 2.

For purposes of illustration, assume Customer X is listed as a DSW Customer on Schedule B, but remains a Continuing DSW Customer until January 1, 2014.  Assume that Customer X commences receiving Service from Primo and DSW hereunder on January 1, 2014 (and, therefore, ceases to be deemed a Continuing DSW Customer as of that date).  Assume that Customer X’s trailing 12 month volume, as of January 1, 2014, is 500,000 units of 3 and/or 5 gallon bottled water exchange product as a Continuing DSW Customer.  Under this example, as of January 1, 2014, 500,000 would be added to the Measurement Volume (making the Measurement Volume [*****]).  If the volume of Product delivered by DSW to Primo Customers, New Customers and Customer X (assuming for purposes of this illustration that Customer X is the only DSW Customer that is not a Continuing DSW Customer) during 2014 is [*****] units, then the amounts set forth above for all Customer Classifications, effective January 1, 2015, would be reduced by $[*****] per unit (for example, in the absence of other adjustments, the amount for Primo Customers would be reduced to $[*****] per unit of Product delivered, the amount for New Customers would be reduced to $[*****] per unit of Product delivered, the amount for DSW Customers would be reduced to $[*****] per unit of Product delivered and the amount for [*****] would be reduced to $[*****] per unit of Product delivered).

3.                    The amount due to DSW with respect to each Product delivered to a DSW Customer (including [*****]) shall be adjusted as follows but also subject to any other adjustments in accordance with this Schedule E:

•	Effective on the date the Volume Requirement is achieved (the “Conversion Date”), the amount due to DSW with respect to each Product delivered to a DSW Customer (including [*****]) shall be reduced by $[*****] per Product delivered.

•	Effective on the first anniversary of the Conversion Date, the amount due to DSW with respect to each Product delivered to a DSW Customer (including [*****]) shall be reduced by $[*****] per Product delivered.

4.	If the Volume Requirement is not achieved by December 31, 2015, the amount due by Primo to DSW for Product delivered to Primo Customers and New Customers shall be increased in accordance with the following schedule, effective as of January 1, 2016:

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Annual Volume of Products in Connection with the Business*	Increase Per Product Delivered
[*****]	$[*****]
[*****]	$[*****]
[*****]	$[*****]
[*****]	$[*****]

*Calculated in accordance with Section 2(b)(iv) of this Agreement.

5.	The parties acknowledge and agree that the amounts set forth above, as may be adjusted pursuant to the other provisions of this Schedule E, shall be adjusted upon the mutual agreement of the parties with respect to any Customer that requires (i) extraordinary and/or unusual actions with respect to the delivery of Products and/or provision of Services to such Customer or (ii) pricing that otherwise would eliminate Primo’s profitability with respect to such Customer. If the parties are unable to finalize and agree upon an adjustment pursuant to this subsection 5, the parties shall undertake the informal dispute resolution procedures set forth in Section 24(a).

6.	Upon termination of the Agreement, the price per unit of finished Product located at DSW locations will be $[*****].

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Schedule F - Transition Plan

In accordance with Section 2(c) of the Agreement, this Schedule F (Transition Plan) is the initial, high-level transition plan required to be included with the Agreement that sets out an initial, high-level description of the transition required by the Agreement (the “Transition”).  This Transition Plan is intended to be replaced by a more detailed Transition Plan as set forth in Section 2(c) of the Agreement.  Any reference to the Transition Plan is deemed to be a reference to the then-current Transition Plan including such amendments made thereto in accordance with the terms of the Agreement.  The parties acknowledge that the information and action items included in this Transition Plan are not intended to be exhaustive and additional information and/or action items may be necessary for the parties to appropriately effectuate the Transition and design the Distribution Manual.

Key Stages of Transition:

I.	Assessment Phase
A.	Due Diligence / Pre-Transition

II.	Service Transition Phase
A.	Service Initiation (detailed planning phase)
B.	Service Absorption (learning phase)
C.	Service Replication (action phase)
D.	Service Observation (stabilizing phase)

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I.                    Assessment Phase (Due Diligence / Pre-Transition Key Components).  The parties agree to promptly provide the applicable information set forth below, and provide  access to customers and locations for independent analysis and verification, in each case in order for the parties to conduct due diligence to effectively plan for the Transition.

A.	Understanding the Transactions
1.	Detailed Regional Operator territory maps
2.	Deposit vs. Exchange
3.	Empty bottle acknowledgement
4.	Store-level equipment placement
5.	Equipment features, service expectations and POP management of store-level displays

B.	Understanding the SOP required to technically complete a proper store transaction
1.	How retailer transacts with consumers
2.	Understanding Store-level Expectations and Delivery Insights

C.	Understanding the Billing Transition
1.	Understand the process for reporting customer transactions manually prior to providing daily electronic feeds in order to bill customers properly
2.	Understand electronic solutions used by both parties
3.	Understanding each parties’ Chain-level Agreements and various program models that drive retail transactions

D.	Store-by-store details and delivery history to drive route planning and delivery accuracy
1.	Trailing 24 month sales volume details by customer
2.	Retailer pricing structure for proper billing and retail presentation
3.	Delivery time windows and days
4.	Delivery procedures and documentation required at the time of delivery for proper billing
5.	Determining cut-over date and anchoring of sales data to aid assessment of service quality impact on store-level units per location per week (or ULW)
6.	Initial inventory anchor point and transfer of data
7.	Identification of display rack capacity
8.	Confirmation of inventory of display racks and return bins
9.	Store-by-store delivery frequency and single-delivery volumes

E.	Understanding the Quality Transition

F.	Understanding the Customer Service Transition

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G.	Understand process to properly maintain and tracking inventory: display racks, recycle centers, shipping racks, ticket dispensers, signage, and other in-store sales/merchandising items

H.	Gather information for Distribution Manual
1.	Description of Primo’s current internal certification and inspection processes
2.	Install & De-Install Process
3.	Provisioning of Equipment, Inventory, and all other elements of on-site presence
4.	Bottle handling, transportation & warehousing
5.	Delivery procedures and best practices
6.	Issue Management
7.	Hardware & software requirements
8.	Benchmark current Regional Operator service levels and service performance
9.	Understand current Regional Operator scorecard objectives, measures, targets, weights and calculation process

I.	Assign Responsible Parties and Transition Managers

II.                  Service Transition Phase (Key Components).  Based on information provided as part of the Assessment Phase, the parties will work together to agree on the items set forth below with respect to the Transition.  The parties acknowledge that it is critical that information set forth in the Assessment Phase is provided and analyzed as soon as possible to allow the parties to appropriately plan for the items included in the Service Transition Phase.

A.	Identify Key Transition Milestones, Completion Dates, and Consequences of not meeting milestones
B.	Defining the local and regional boundaries of the service network
C.	Design region / territory process: service cut over, and other regional / territorial issues
D.	Design Account Management cut over process
E.	Designation of Primo as vendor of record process
F.	Design IT transition and support
G.	Design Quality Transition
H.	Design data format and exchange required to accurately bill and manage customers
I.	Build Regional Priority Matrix to address:
1.	Which Primo Regional Operators are critical to limit any service disruptions
2.	Which regions are desired to transition quickly
3.	Which regions are desired to transition slowly

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J.	Analyze In-Store inventory and stock rotation to address:
1.	Capacity monitoring to ensure new service providers are processing accurate transactions
2.	Maintaining FIFO standards for full bottles

K.	Finalize Distribution Manual
1.	Define performance expectations including scorecard objectives, measures, targets and weights
a)	Objectives (or mutually agreed upon alternatives):
(1)	Timely Service
(2)	Product In-stock
(3)	Delivery & Transaction Accuracy
(4)	Deliveries with Minimal Issues or Alerts
(5)	Response Time on Identified Issues
b)	Measures, Weights and Status Items to be mutually agreed upon
2.	Define benchmarks for scorecard process
3.	Define scorecard calculation and measurement process
4.	Design certification and inspection process
5.	Define consequences/rewards for failing to achieve/surpassing scorecard targets

L.	Define the information sharing process corresponding to retail transaction data and how it may impact service frequencies

M.	Design a monthly business review process

N.	Identify any process and transaction issues

O.	Define Central Point of Contact and Support Structure Contacts

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Schedule G – Specifications

Bottles:  must be suitable to run on DSW’s production lines.  Must not be damaged, contaminated, or of dimensions outside of DSW’s limits for manufacturing tolerance.  Must meet the 5-gallon fill level or 3-gallon fill level, as applicable, at then-current DSW fill height and meet or exceed the applicable requirements and recommendations in the IBWA Model Code, and all applicable Federal Food and Drug Administration, and other federal, state and local rules, regulations and guidelines.

Water:   Primo agrees to accept any of the following formulae for water, in connection with the Products in the geographic territory in which they are produced by DSW:

[*****]

DSW shall not bottle purified water with no minerals added in any bottle bearing a Primo brand without Primo’s prior written consent; provided, however, that Primo acknowledges that DSW does not currently have mineral injection equipment in a small number of markets and Primo hereby consents to DSW’s initially bottling purified water with no minerals added in bottles bearing a Primo brand in those markets; provided, further, however, that DSW shall use best efforts to install and use appropriate mineral injection equipment in those markets in order to produce a mineral-added formulation included under this Schedule G as soon as practicable and in any event within twelve (12) months after the Targeted Commencement Date.  If requested by DSW, Primo will provide DSW with any available mineral injection equipment in its possession or control, at no cost to DSW, to facilitate DSW’s compliance with the Specifications.

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•	Spring water:

In accordance with all applicable IBWA requirements for spring water.

DSW shall not bottle spring water in any bottle bearing a Primo brand without Primo’s prior written consent.

In addition to the foregoing, the specifications for Primo Water currently accepted by Primo from its Regional Operators will be deemed acceptable hereunder.

All Product shall meet or exceed the applicable requirements and recommendations in the IBWA Model Code, and all applicable Federal Food and Drug Administration, and other federal, state and local rules, regulations and guidelines.  DSW makes no warranty, express or implied, with respect to the Products, except as set forth in this Agreement.  Primo promptly shall give DSW written notice of any alleged breach of quality and shall use commercially reasonable efforts to return the affected Product(s) to DSW, at DSW’s sole expense.

DSW reserves the right to modify these Specifications, with prior written consent from Primo.  DSW also reserves the right to select all manufacturers and suppliers of all products and services to be utilized in connection with the Products, including but not limited to product and services provided to DSW in connection with the production, manufacture, handling, storage and transport of the DSW products.  DSW also reserves the right, in its sole to discretion, to establish the coding to be used in connection with the Products.

Caps:   A Blackhawk “Safeguard” cap or an alternative, substantially similar cap.

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Schedule H - Continuing DSW Customers

With respect to each Continuing DSW Customer, until such time as it ceases to be a Continuing DSW Customer, DSW shall pay to Primo, on a monthly basis not later than the 15th day of the following month, an amount equal to $[*****] for each unit of Product purchased by such Continuing DSW Customer during each month.  Should the 15th day fall on a weekend or holiday, payment will be disbursed on the next business day.  All past due amounts owed by DSW to Primo under this Agreement (including but not limited to under this Schedule H) are subject, at Primo’s sole discretion, to a late charge of 1.5% per month on the unpaid balance.

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Schedule I - Bottles

Set forth below is the parties’ understanding with respect to the purchase and replacement of Bottles used in connection with the Business hereunder.  Bottles used in connection with Products and Services delivered to Continuing DSW Customers, if any, are excluded from this Schedule I, and the parties acknowledge and agree that DSW will have responsibility for all Bottle purchases and replacements with respect to such Customers.

1.            In the event that, and for so long as, any Customer requires Product to be delivered in DSW Bottles on a continuing basis (a “DSW-Branded Customer”), Primo shall purchase from DSW, effective as of the date that any such DSW-Branded Customer is transferred to Primo hereunder (the “Transfer Date”), and thereafter own, all Bottles located in the consumer display racks (measured by capacity) at any time at such DSW-Branded Customer, regardless of their brand.  After such purchase, all such DSW Bottles shall become Primo Bottles under the Agreement (regardless of their brand) and shall no longer be deemed DSW Bottles.  Primo shall pay for such purchase of Bottles in twenty-four (24) equal monthly payments equal to the number of Bottles located in the consumer display racks (measured by capacity) at DSW-Branded Customers as of the Transfer Date multiplied by $[*****]).  Such payments shall commence with Primo’s first payment to DSW pursuant to Schedule E in the month following the month during which the purchase occurs.

If a DSW-Branded Customer later converts to Primo Bottles (Primo-branded Bottles), then DSW shall purchase from Primo all pay for such purchase of Bottles in twenty-four (24) equal monthly payments calculated as the number of bottles located in the consumer display racks at the DSW-Branded Customer, to the extent Primo has made payments for such Bottles.

2.            The parties acknowledge that the performance of this Agreement may necessitate a period of time during which Customers will convert from DSW Bottles to Primo Bottles.  With respect to each DSW Customer (excluding any Continuing DSW Customer), until such DSW Customer is receiving Product in Primo-branded Bottles, Primo shall pay DSW a monthly fee of $[*****] for each DSW Bottle located in the consumer display racks (measured by capacity) at such DSW Customer.  Such payments shall commence with Primo’s first payment to DSW pursuant to Schedule E.  Except as otherwise provided in subsection 3 below, DSW shall be responsible for procuring, at its sole cost and expense, all DSW Bottles necessary to keep DSW Customer locations reasonably stocked with Product (including to account for new DSW Customer locations and increased Product demand) and to replace all DSW Bottles at DSW Customer locations that, through wear and tear, loss, theft, damage or otherwise, need to be replaced. For further clarity, the payment provided in this subsection 2 will supplement, and not replace, the payment provided in subsection 1 hereof.

3.            On a monthly basis, DSW shall perform a reconciliation of the number of Bottles delivered to DSW-Branded Customers (not including Continuing DSW Customers) versus the number of Bottles remaining in inventory at DSW, at a DSW Representative, or at a DSW-Branded Customer (not including a Continuing DSW Customer) in order to identify all Bottles sold to consumers as initial purchases (i.e., purchases of Product that do not include a return by the consumer of an empty Bottle) (“IPs” and such Bottles, “IP Bottles”).  The reconciliation shall identify the number of IP Bottles that are DSW Bottles, the number of IP Bottles sold through DSW-Branded Customers (not including Continuing DSW Customers) that have an exchange program and the number of IP Bottles sold through such DSW-Branded Customers that have a deposit program.  DSW shall provide Primo with a written report of such reconciliation not later than the 15th day of the following month.  Within 30 days following Primo’s receipt of such reconciliation report, Primo shall reimburse DSW for the cost of each DSW Bottle sold through a DSW-Branded Customer (not including a Continuing DSW Customer) that has an Exchange, rather than a Deposit Program (each as defined below).  The cost of such  Bottles for purposes of this reimbursement obligation shall initially be deemed to be $[*****] per Bottle; however, such cost shall be reduced to equal the lowest negotiated price that either DSW (using its good faith best efforts) or Primo is able to obtain from a supplier for such Bottles.

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“Exchange Program” means a program in which the consumer (a) is charged one price for the water and bottle for all bottles initially purchased, (b) is issued a coupon or some other form of credit for each empty bottle returned, and (c) can use the coupon/credit towards a future Product purchase.

“Deposit
Program” means a program in which the consumer and Customer both are charged a bottle deposit for each full bottle purchased and they both receive a bottle deposit credit for each empty bottle returned.

4.            The chart below illustrates the understanding of the parties set forth above:

Customer Bottle Matrix
DSW Customers*	DS Bottle Inventory Capacity Purchased by Primo	Monthly Payment per Bottle for 24 mos.	Bottle Amortization Value $[*****] (DS branded bottles only)**	Total Monthly Payment to DSW per Bottle	Procurement of Replacement Bottles	Payment of $[*****] for IP

DSW-Branded Customer

Deposit Program	Yes	[*****]	[*****]	[*****]	DSW	NA

Exchange Program	Yes	[*****]	[*****]	[*****]	DSW	Yes

DSW Customers

Deposit Program (DS branded bottles)	No	[*****]	[*****]	[*****]	DSW	NA

Deposit Program (Primo branded bottles)	No	[*****]	[*****]	[*****]	Primo	NA

Exchange Program (DS branded bottles)	No	[*****]	[*****]	[*****]	DSW	Yes

Exchange Program (Primo branded bottles)	No	[*****]	[*****]	[*****]	Primo	NA

Primo Customers	NA	[*****]	[*****]	[*****]	Primo	NA

* Excluding Continuing DSW Customers
**For the avoidance of doubt, the parties understand and agree that Primo shall not pay bottle amortization of more than $[*****] per Bottle per month; nothing shall be construed as applying the $[*****] amortization fee more than one time per month for any given Bottle

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